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                                                                EXHIBIT 10.8 (c)



                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made as of January 1, 2002, between Mr. James Gosa, (the "Employee") and American Woodmark Corporation, a Virginia corporation (the "Company").

         WHEREAS, the Company desires to assure that it will have the benefit of the continued service and experience of the Employee, who is an integral part of the Company's senior management, and the Employee is willing to enter into an agreement to such end upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties agree as follows:

         1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment upon and agrees to the terms and conditions set forth herein.

         2. Term. The term of employment under this Agreement (the "Term") shall commence upon execution of this Agreement by both parties and end on December 31, 2003; provided, however, that beginning on January 1, 2003, and each January 1 thereafter, the Term of this Agreement shall automatically be extended for one additional calendar year unless, on or before November 1 of the preceding year, either party gives notice that employment under this Agreement will not be so extended; and further provided that if a Change of Control (as defined below) occurs during the original or extended term of this Agreement, this Agreement shall

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continue in effect for a period of 24 months beyond the month in which the
Change of Control occurred.

         Notwithstanding the foregoing, as provided in Section 7(c), this Agreement shall terminate immediately upon the Employee's death, disability or retirement, or if the Employee voluntarily terminates his employment under circumstances to which Section 7(d) does not apply.

         3.   Compensation.

              a. Salary. During the Employee's employment hereunder, the Company shall pay the Employee for all services rendered by the Employee a base salary at an annual rate of at least $500,000, with upward annual adjustments as the Company shall deem appropriate from time to time and as approved according to the general practices of and under the authority levels required by the Company. Such salary shall be payable to the Employee in accordance with the Company's usual payroll practices for salaried employees.

              b. Annual Cash Bonus. In addition to base salary, the Employee shall be eligible to participate in the Company's annual incentive program with a bonus opportunity of between 0% and 110% of the Employee's base salary. The actual amount of such bonus for any fiscal year shall be related to the achievement of certain performance objectives to be set at the beginning of each fiscal year by the Board of Directors of the Company (the "Board"). Nothing in this Agreement, however, shall be construed as a guarantee of an annual payment of the annual cash bonus.

              c. Other Executive Compensation Benefits. The Employee shall also be covered by any other executive compensation policies, benefits, plans, or programs as are

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afforded generally by the Company from time to time to its senior personnel, including but not limited to grants of stock options and shareholder value units and participation in the American Woodmark Corporation Pension Restoration Plan. Nothing in this Agreement, however, shall be construed as a guarantee that the Board or the Compensation Committee of the Board (the "Committee") will approve any level of such benefits that are at the sole discretion of the Board or the Committee.

              d. Other Salaried Benefits. The Employee shall also be covered by any employee benefit plans, policies, or programs as are generally available from time to time to other salaried employees of the Company.

         4. Duties. The Employee shall continue to perform his duties as President and Chief Executive Officer of the Company and shall faithfully and to the best of his ability perform such duties and responsibilities as may be reasonably assigned by the Board.

         5. Extent of Services. During the Employee's employment hereunder, the Company expects and the Employee agrees that the Employee shall devote sufficient time, attention and energy to the business of the Company so as to adequately fulfill his assigned duties and responsibilities. Furthermore, the Company and the Employee agree that the business of the Company shall take reasonable priority over any other active business engaged in by the Employee.

         6.   Restrictive Covenants.

              a. Non-competition Restriction. Except with the prior written consent of the Company, the Employee shall not, either during his employment hereunder or for the period of time after termination of his employment hereunder during which the Employee accepts

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severance payments pursuant to Section 7(b) (if applicable), directly or indirectly manage, operate, control, be employed by, participate in, consult with, render services to, or be connected in any manner with the management, operation, ownership or control of any business or venture in competition in the United States with the business of the Company. For purposes of this Section 6(a), a business or venture shall be deemed to be in competition with the business of the Company if that business or venture or any of its affiliates manufactures, distributes, or otherwise engages in the design, sale, or transportation of cabinets for residential use, including but not limited to, such cabinet products intended for primary use in the kitchen or bathroom. Nothing in this Section 6(a), however, shall prohibit the Employee from owning securities of the Company or from owning as an inactive investor up to 5% of the outstanding voting securities of any issuer which is listed on the New York or American Stock Exchange or as to which trading is reported or quoted on the NASDAQ system. If the Employee elects to directly or indirectly manage, operate, control, be employed by, participate in, consult with, render services to, or be connected in any manner with the management, operation, ownership or control of any business or venture which is in competition in the United States with the business of the Company, the Employee acknowledges that the Company is entitled to immediately terminate any and all severance payments being made pursuant to
Section 7(b), if any, and other benefits payable under this Agreement as a result of the Employee's termination of employment under the conditions set forth in Section 7(b).

         b. Non-solicitation Agreement. Except with the prior written consent of the Company, the Employee shall not directly or indirectly hire or employ in any capacity or solicit the employment of or offer employment to or entice away or in any other manner persuade or

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attempt to persuade any person employed by the Company or any of its subsidiaries to leave the employ of any of them. This Agreement shall remain in full force and effect for a period of 18 months after the end of the Term.

         c. Confidential Information. The Employee further agrees to keep confidential, and not to use for his personal benefit or for any other person's benefit, any and all proprietary information received by the Employee relating to inventions, products, production methods, financial matters, sources of supply, markets, marketing methods and customers of the Company in existence on the date hereof or developed by or for the Company during the Term. This Section 6(c) shall remain in full force and effect after the Term without limit in point of time, but shall cease to apply to information that legitimately comes into the public domain.

         d. Specific Enforcement. It is agreed and understood by the parties hereto that, in view of the nature of the business of the Company, the restrictions in Sections 6(a), (b) and (c) above are reasonable and necessary to protect the legitimate interests of the Company, monetary damages alone are not an adequate remedy for any breach of such provisions, and any violation thereof would result in irreparable injuries to the Company. The Employee therefore acknowledges that, in the event of his violation of any of such restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

         e. Severability and Extension. If the period of time or the area specified in Section 7(a) above is determined to be unreasonable in any proceeding, such period shall be

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reduced by such number of months or the area shall be reduced by the elimination of such portion thereof, or both, so that such restrictions may be enforced for such time and in such area as is determined to be reasonable. If the Employee violates any of the restrictions contained in Section 7(a) above, the restrictive period shall not run in favor of the Employee from the time of the commencement of any such violation until such time as such violation shall cease.

     7.  Termination of Employment and Severance Payments.

         a. Termination for Cause. During the Term, the Company may terminate the Employee's employment under this Agreement at any time for Cause (as hereinafter defined) upon written notice specifying the Cause and the date of termination. Payments under this Agreement shall cease as of the date of termination for Cause. For purposes of this Agreement, "Cause" means neglect of duty which is not corrected after 90 days' written notice thereof; misconduct, malfeasance, fraud, or dishonesty which materially and adversely affects the Company or its reputation in the industry; or the conviction for, or the entering of a plea of Nolo Contendere to, a felony or a crime involving moral turpitude.

         b. Termination without Cause. During the Term, the Company may terminate the Employee's employment under this Agreement at any time for any reason other than Cause upon written notice specifying the date of termination. If on an effective date that is during the Term, the Company terminates the Employee's employment for reasons other than Cause (which includes but is not limited to termination by the Company for what the Company believes to be Cause when it is ultimately determined that the Employee was terminated without Cause), then the Company shall pay the Employee severance payments equal to his base salary for a period of 18 months. For purposes of the preceding sentence, the Employee's base salary

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shall be equal to the greater of (i) the base salary in effect on the date of termination or (ii) the Employee's highest base salary rate in effect during the Term of this Agreement. Severance payments shall be made in accordance with the Company's usual payroll practices for salaried employees over a period consistent with the period of severance as defined above.

              c. Termination in Event of Death, Disability, Retirement or Voluntary Quit. If the Employee dies, becomes disabled, or retires during the Term, or if the Employee voluntarily terminates his employment during the Term under circumstances to which Section 7(d) does not apply, his employment under this Agreement shall terminate immediately and payment of his base salary hereunder shall cease as of the date of termination; provided, however, that the Company shall remain liable for payment of any compensation owing but not paid as of the date of termination for services rendered before termination of employment. For purposes of this Agreement, the Employee shall be deemed to be disabled if the Company determines, with the assistance of independent experts selected by the Company, that the Employee is unable to perform his duties hereunder for any period of three consecutive months or for six months in any twelve-month period.

              d. Termination on Change of Control. By delivering 15 days' written notice to the Company, the Employee may terminate his employment under this Agreement for any reason at any time within two years after a Change of Control. For purposes of this Agreement, "Change of Control" means an event described in (i), (ii), (iii), or (iv):

              (i) The acquisition by a Group of Beneficial Ownership of 20% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition of Stock by the Company (or a subsidiary), or an employee benefit plan of the

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         Company; (B) any acquisition of Stock by management employees of the
         Company; or (C) the ownership of Stock by a Group that owns 10% or more of the Stock or Voting Power of the Company on the date of this Agreement; provided, however, that the acquisition of additional Stock by any such Group other than management employees in an amount greater than 5% of the then outstanding Stock shall not be excluded and shall constitute a Change of Control.

              (ii) Individuals who constitute the Board of Directors of the Company on the date of this Agreement (the "Incumbent Board") cease to constitute at least a majority of the Board of Directors of the Company, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest.

              (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, in which the owners of 100% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

              (iv) A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

              (v) For purposes of this Agreement, "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"); "Beneficial Ownership" has the meaning in Rule 13d-3

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         promulgated under the Act; "Stock" means the then outstanding shares of common stock of the Company; and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

              e. Severance Payments. If the Employee terminates his employment within two years after a Change of Control pursuant to Section 7(d), or if the Company terminates the Employee's employment for any reason other than Cause (as defined in Section 7(a)) either within three months before or within two years after a Change of Control, the Employee shall be entitled to a severance payment under this Section 7(e) equal to 2.99 times the sum of (i) the Employee's annual base salary in effect at the termination of employment or, if greater, the Employee's largest annual base salary rate in effect during the term of this Agreement, plus (ii) an amount equal to the greater of the average of the bonuses paid to the Employee for the three fiscal years preceding the year in which employment is terminated or 60% of the maximum eligible annual cash bonus for the year of termination. This severance payment shall be made to the Employee in a single lump sum within 10 business days of the date of the Employee's termination of employment. Notwithstanding the preceding sentence, if the independent accountants acting as auditors for the Company on the date of the Change of Control determine that such single payment, together with other compensation received by the Employee that is contingent on a Change of Control, would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and regulations thereunder, the single payment to the Employee shall be reduced to the maximum amount which may be paid without such payments in the aggregate constituting "excess parachute payments."

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      8. Vacation. During the Term, the Employee shall be entitled to a vacation in each calendar year in accordance with the Company's policy; during this vacation, his compensation shall be paid in full.

      9. Insurance. In accordance with Section 3(d), while he is employed by the Company, the Employee and his eligible dependents as insureds shall be covered under existing insurance policies on the same terms and conditions as offered to all full-time salaried employees. In accordance with Company policy, coverage under the Company's insurance policies terminates on the date that employment terminates. If the Company terminates the Employee's employment during the Term of this Agreement for any reason except Cause, or if the Employee terminates his employment within two years following a Change of Control as contemplated by
Section 7(d), the Company shall reimburse the Employee for the required COBRA premiums to the extent the Company subsidizes the premium for active salaried employees for a period not to exceed 18 months so long as the Employee is not eligible for coverage under any other group medical plan. If the Employee becomes eligible for coverage under another group medical plan, the Company shall cease reimbursement for COBRA premiums on the date the Employee first becomes eligible for coverage under the other plan. The Company's reimbursement for COBRA premiums shall include a gross-up amount for tax liability at the Employee's incremental tax rate. Nothing in this Section 9 shall be interpreted to prohibit the Company from changing or terminating any benefit package or program at any time and from time to time so long as the benefits hereunder, considered in the aggregate, are comparable at any given time to the benefits provided to similarly situated employees of the Company at that time.

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      10. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be effective upon the mailing thereof by registered or certified mail, postage prepaid, and addressed as set forth below:

          a.          If to the Company:

                      Mr. Kent Guichard
                      Senior Vice President
                      American Woodmark Corporation
                      3102 Shawnee Drive
                      Winchester, VA 22601

          b.          If to the Employee:

                      Mr. James Gosa
                      325 Windsor Lane
                      Winchester, VA 22601

      Any party may change the address to which notices are to be sent by giving the other party written notice in the manner herein set forth.

      11. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other shall not operate as a waiver of any subsequent breach by such other party.

      12. Entire Agreement. This Agreement contains the entire agreement of the parties in this matter and supersedes any other agreement, oral or written, concerning the employment or compensation of the Employee by the Company. It may be changed only by an agreement in writing signed by both parties hereto.

      13. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia, without regard to its choice of law provisions.

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      14. Benefit. This Agreement shall inure to the benefit of, and shall be binding upon, and shall be enforceable by and against the Company, its successors and assigns, and the Employee, his heirs, beneficiaries and legal representatives.

      IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the day and year above written.


                                   AMERICAN WOODMARK CORPORATION

                                   By:  ____________________________________
                                        Mr. Kent Guichard
                                        Senior Vice President and CFO

                                   EMPLOYEE


                                        ____________________________________

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